NEWS RELEASE

ASTEC REPORTS FIRST QUARTER 2022 RESULTS

First Quarter 2022 Highlights (all comparisons are made to the prior year first quarter):
•Net Sales increased 2.4% to $291.2 million
•Gross Profit Margin of 22.7% decreased 130 bps
•Net Income decreased 51.8% to $4.1 million; Adjusted Net Income of $9.4 million decreased 18.3% from $11.5 million
•Diluted EPS of $0.18 compared to $0.37; Adjusted EPS of $0.41 decreased from $0.50
•Record Backlog of $834.7 million

CHATTANOOGA, Tenn. (May 4, 2022) – Astec Industries, Inc. (Nasdaq: ASTE) announced today its financial results for the first quarter of 2022.

First quarter of 2022 net sales of $291.2 million increased 2.4% compared to $284.4 million for the first quarter of 2021. Domestic sales increased $8.9 million or 3.9% mainly due to stronger parts sales across the business and increased Materials Solutions equipment sales that were offset by a decline in Infrastructure Solutions products recently transitioned from being manufactured at our Tacoma, Washington site to one of our Chattanooga, Tennessee sites. International sales decreased $2.1 million or 3.6% primarily due to lower Infrastructure Solutions equipment sales partially offset by increased equipment sales within Materials Solutions. Sales declines in Europe and Canada were partially offset by higher Asia and Australia-based sales.

Backlog as of March 31, 2022 of $834.7 million increased by $413.9 million, or 98.4% compared to the backlog of $420.8 million on March 31, 2021. Domestic backlog increased by 119.0% to $707.0 million while international backlog increased by 30.4% to $127.7 million.

Operating income of $5.4 million in the first quarter of 2022 decreased 43.2% compared to operating income of $9.5 million in the first quarter of 2021. Operating margin of 1.9% decreased 140 basis points from 3.3% in the first quarter 2021. First quarter of 2022 adjusted operating income of $12.3 million decreased 8.2% compared to $13.4 million for the first quarter of 2021. Adjusted operating margin of 4.2% decreased 50 basis points from 4.7% in first quarter 2021. The variance was largely driven by inflation outpacing sales volume, price and mix partially offset by a slight reduction in selling, general and administrative expenses aided by lower claims in our self-funded health insurance plan and favorability related to the Company's shares held in our deferred compensation programs.

The effective income tax rate for the quarter was 18.0% compared to 8.6% in the prior year. The adjusted tax rate for the quarter was 21.0% compared to 12.9% in the first quarter of 2021. The higher effective income tax and adjusted tax rates for the quarter were primarily due to reduced tax benefits from stock compensation partially offset by an increased net benefit for foreign-derived income.

Net income of $4.1 million decreased $4.4 million from $8.5 million in the first quarter of 2021, while diluted EPS of $0.18 decreased from $0.37 in the first quarter of 2021. Adjusted net income of $9.4 million decreased 18.3% compared to the prior year period, while Adjusted EPS of $0.41 decreased 18.0% compared to $0.50 for the first quarter of 2021. Adjusted Net Income and Adjusted EPS excludes $5.3 million and $0.23, respectively, of incremental costs, net of tax, primarily driven by our transformation program.

EBITDA of $11.9 million decreased $5.1 million, or 30.0%, compared to the prior year EBITDA of $17.0 million. Adjusted EBITDA of $18.8 million decreased 10.0% compared to $20.9 million a year ago. Adjusted EBITDA margin declined 80 basis points from 7.3% in the first quarter of 2021 to 6.5% in the first quarter of 2022.

"We are pleased to post a solid first quarter amid continued supply chain challenges and a spike in COVID-19 omicron variant cases among our workforce that lingered from late 2021 into early 2022" said Barry Ruffalo, CEO of Astec. "Demand remained robust and backlog continued to reach record levels in the first quarter of 2022. Customer sentiment remains positive for 2022 and the multi-year federal Infrastructure Investment and Jobs Act is a long-term tailwind for the road construction industry."

Business Operations Update

Acquisition of MINDS Automation Group, Inc. - In April 2022, we acquired Canada-headquartered MINDS Automation Group, Inc., a leader in plant automation control systems and cloud-based data management in the asphalt industry.

Simplify, Focus and Grow Strategic Transformation ("SFG") - We continue to execute on our strategic transformation initiative focused on implementing new business strategies and a new operating structure. SFG is an ongoing, multi-year program with the primary goals of optimizing our manufacturing footprint and centralizing our business into common platforms and operating models to reduce complexity and cost, improving productivity and embedding continuous improvement in our processes. These
1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
efforts are considered critical to enabling us to operate competitively and support future growth, which are expected to broadly benefit our customers, partners, employees and shareholders. Currently, we have two elements of the SFG program in operation, which include the implementation of a standardized enterprise resource planning ("ERP") system and a gross margin-generating lean manufacturing initiative at one of our largest sites. The manufacturing initiative is intended to serve as the optimal blueprint for our other manufacturing facilities.

Our multi-year phased implementation of a standardized ERP system across our global organization will replace much of our existing disparate core financial systems. The upgraded ERP will initially convert our internal operations, manufacturing, finance, human capital resources management and customer relationship systems to cloud-based platforms. This new ERP system will provide for standardized processes and integrated technology solutions that enable us to better leverage automation and process efficiency. An implementation of this scale is a major financial undertaking and has required and will continue to require substantial time and attention of management and key employees. We expect to complete the ERP global design in 2022 and convert the operations of one site in 2023 to set the foundation before accelerating the implementation at additional sites.

Costs incurred during the three months ended March 31, 2022 were $5.3 million which represent costs directly associated with the SFG initiative and which cannot be capitalized in accordance with U.S. GAAP. These costs are included in "Selling, general and administrative expenses" in the Consolidated Statements of Operations.

Supply Chain - While we actively manage our global supply chain for constraints and volatility, we continued to experience supply chain disruptions in the first quarter and expect for these disruptions to continue. Our vendors and logistics partners have increased lead times for certain components used in our manufacturing process. We have increased the frequency of communications with our suppliers and customers to ensure business continuity as well as anticipate and prepare for any new developments.

COVID-19 - The COVID-19 pandemic has caused significant disruptions to national and global economies and to our business. Our business has been significantly affected by the contributory effects of the pandemic such as fluctuations in demand for our products, material price increases, increased shipping costs and lead times from production materials, supplies and parts, labor shortages and increased labor costs. These trends continue to impact our business today and may continue to impact our business in the near-term. Furthermore, while our business operations were fully operational during the first quarter of 2022, they were not at optimal manufacturing efficiency due to a spike in the COVID-19 omicron variant impacting our labor force.

Labor - In certain manufacturing locations, we have experienced a shortage of necessary production personnel and increasing labor costs to attract staff in our manufacturing operations resulting in a variety of challenges in running our operations efficiently to meet strong customer demand. We continue to adjust our production schedules and manufacturing workload distribution, outsource components, implement efficiency improvements and actively modify our recruitment process and compensation and benefits to attract and retain production personnel in our manufacturing facilities.

Steel - Steel is a major component of our equipment. Steel prices began increasing in the latter part of 2020. We experienced further increases in steel pricing in 2021 and as we entered 2022. Global supply chain disruptions caused by the Russia-Ukraine conflict added pressure on steel prices. We continue to utilize strategies that include forward-looking contracts and advanced steel purchases to ensure supply and minimize the impact of price volatility.

Tacoma Site Closure - In January 2021, we announced plans to close the Tacoma facility in order to simplify and consolidate operations. The Tacoma facility ceased manufacturing operations at the end of 2021. The transfer of the manufacturing and marketing of Tacoma product lines to other facilities within the Infrastructure Solutions segment was completed during the first quarter of 2022.

Highway Funding - Federal funding provides a significant portion of all highway, street, roadway and parking construction in the United States. We believe federal funding influences the purchasing decisions of our customers, who are typically more amenable to making capital equipment purchases with long-term federal legislation in place. In November 2021, the U.S. government enacted the Infrastructure Investment and Jobs Act ("IIJA"), which allocates $548 billion in government spending to new infrastructure over a five-year period, with certain amounts specifically allocated to fund highway and bridge projects. We believe that multi-year highway programs (such as the IIJA) will have the greatest positive impact on the road construction industry and allow our customers to plan and execute longer-term projects.

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Investor Conference Call and Webcast

Astec will conduct a conference call and live webcast today, May 4, 2022, at 8:30 A.M. Eastern Time, to review its first quarter financial results as well as current business conditions.

To access the call, dial (833) 420-0404 on Wednesday, May 4, 2022 at least 10 minutes prior to the scheduled time for the call. International callers should dial (236) 714-4299.

You may also access a live webcast of the call at:
https://event.on24.com/wcc/r/3730576/28F7990283D724DB14B4636B36262093

You will need to give your name and company affiliation and reference Astec. An archived web cast will be available for ninety days at www.astecindustries.com.

A replay of the call can be accessed by dialing (800) 585-8367, or (416) 621-4642 for international callers, Conference ID# 8145685. A transcript of the conference call will be made available under the Investor Relations section of the Astec Industries, Inc. website within 5 business days after the call.

About Astec

Astec, (www.astecindustries.com), is a manufacturer of specialized equipment for asphalt road building, aggregate processing and concrete production. Astec's manufacturing operations are divided into two primary business segments: Infrastructure Solutions that includes road building, asphalt and concrete plants, thermal and storage solutions; and Materials Solutions that include our aggregate processing and mining equipment.

Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995

This News Release contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, income, earnings, cash flows, changes in operations, operating improvements, businesses in which we operate and the United States and global economies. Statements in News Release that are not historical are hereby identified as "forward-looking statements" and may be indicated by words or phrases such as "anticipates," "supports," "plans," "projects," "expects," "believes," "should," "would," "could," "hope," "forecast," "management is of the opinion," use of the future tense and similar words or phrases. These forward-looking statements are based largely on management's expectations, which are subject to a number of known and unknown risks, uncertainties and other factors discussed and described in our most recent Annual Report on Form 10-K, including those risks described in Part I, Item 1A. Risk Factors thereof, and in other reports filed subsequently by us with the Securities and Exchange Commission, which may cause actual results, financial or otherwise, to be materially different from those anticipated, expressed or implied by the forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements to reflect future events or circumstances, except as required by law.

Non-GAAP Financial Measures

In an effort to provide investors with additional information regarding the Company's results, the Company refers to various U.S. GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures which management believes provides useful information to investors. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP and therefore may not be comparable to the calculation of similar measures for other companies. Management of the Company does not intend these items to be considered in isolation or as a substitute for the related GAAP measures. Nonetheless, this non-GAAP information can be useful in understanding the Company's operating results and the performance of its core business. Management of the Company uses both GAAP and non-GAAP financial measures to establish internal budgets and targets and to evaluate the Company's financial performance against such budgets and targets. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is included in the appendix to this News Release.

For Additional Information Contact:
Steve Anderson
Senior Vice President of Administration and Investor Relations
Phone: (423) 899-5898
Fax: (423) 899-4456
E-mail: sanderson@astecindustries.com
1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
Condensed Consolidated Statements of Operations
(In millions, except shares in thousands and per share amounts; unaudited)

	Three Months Ended March 31,
	2022	2021 (a)
Net sales	$291.2	$284.4
Cost of sales	225.1	216.2
Gross profit	66.1	68.2

Operating expenses:
Selling, general and administrative expenses	52.7	51.7
Research and development expenses	7.0	6.3
Restructuring, impairment and other asset charges, net	1.0	0.7
Total operating expenses	60.7	58.7
Operating income	5.4	9.5

Other income:
Interest expense	(0.4)	(0.2)
Income from operations before income taxes	5.0	9.3
Income tax provision	0.9	0.8
Net income	4.1	8.5
Net (income) loss attributable to non-controlling interest	—	—
Net income attributable to controlling interest	$4.1	$8.5

Earnings per common share
Basic	$0.18	$0.38
Diluted	0.18	0.37

Weighted average shares outstanding
Basic	22,782	22,633
Diluted	22,904	22,875

Diluted EPS	$0.18	$0.37
Transformation program	0.23	0.14
Facility closures and reduction in force	0.04	0.03
Transaction costs	0.03	—
Income taxes	(0.07)	(0.04)
Adjusted EPS	$0.41	$0.50

(a) Certain prior period amounts have been revised to correct an immaterial error related to the overstatement of work-in-process inventory, which thereby understated "Cost of sales" by $0.3 million.

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
Segment Net Sales and Profits
(In millions; unaudited)

Segment net sales are reported net of intersegment sales. Segment gross profit is net of profit on intersegment sales.

	Three Months Ended March 31,
	Infrastructure Solutions	Materials Solutions	Corporate	Total

2022 Net sales	$197.5	$93.7	$—	$291.2
2021 Net sales	201.5	82.9	—	284.4
Change $	(4.0)	10.8	—	6.8
Change %	(2.0)%	13.0%	—%	2.4%

2022 Gross profit	41.9	23.9	0.3	66.1
2022 Gross profit %	21.2%	25.5%	N/M	22.7%
2021 Gross profit (a)	48.2	20.0	—	68.2
2021 Gross profit % (a)	23.9%	24.1%	—%	24.0%
Change $	(6.3)	3.9	0.3	(2.1)

2022 Adjusted EBITDA	16.4	12.2	(9.8)	18.8
2021 Adjusted EBITDA (a)	26.2	9.7	(15.0)	20.9
Change $	(9.8)	2.5	5.2	(2.1)
Change %	(37.4)%	25.8%	34.7%	(10.0)%

(a) Certain prior period amounts have been revised to correct an immaterial error related to the overstatement of work-in-process inventory, which thereby understated "Cost of sales" by $0.3 million.
N/M = Not Meaningful

A reconciliation of total segment Adjusted EBITDA to the Company's net income attributable to controlling interest is as follows (in millions; unaudited):

	Three Months Ended March 31,
	2022	2021 (a)	Change $
Segment Operating Adjusted EBITDA	$18.8	$20.9	$(2.1)
Adjustments:
Transformation program	(5.3)	(3.2)	(2.1)
Facility closures and reduction in force	(1.0)	(0.8)	(0.2)
Gain on sale of property, equipment and business, net	—	0.1	(0.1)
Transaction costs	(0.6)	—	(0.6)
Interest expense, net	(0.2)	(0.1)	(0.1)
Depreciation and amortization	(6.7)	(7.6)	0.9
Income tax provision	(0.9)	(0.8)	(0.1)
Net income attributable to controlling interest	$4.1	$8.5	$(4.4)

(a) Certain prior period amounts have been revised to correct an immaterial error related to the overstatement of work-in-process inventory, which thereby understated "Cost of sales" by $0.3 million.
1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
Condensed Consolidated Balance Sheets
(In millions; unaudited)

	December 31
	2022	2021 (a)
Assets
Current assets:
Cash, cash equivalents and restricted cash	$111.7	$134.4
Investments	6.1	8.6
Trade receivables and contract assets, net	137.9	141.7
Inventories, net	352.9	298.7
Other current assets, net	67.1	52.6
Total current assets	675.7	636.0
Property, plant and equipment, net	164.0	171.7
Other long-term assets	103.7	98.1
Total assets	$943.4	$905.8

Liabilities
Current liabilities:
Accounts payable	$99.7	$82.2
Customer deposits	69.8	60.2
Other current liabilities	87.0	80.9
Total current liabilities	256.5	223.3
Long-term debt	0.2	0.2
Other long-term liabilities	29.3	31.0
Total equity	657.4	651.3
Total liabilities and equity	$943.4	$905.8

(a) Certain prior period amounts have been revised to correct an immaterial error related to the overstatement of work-in-process inventory, which thereby understated "Cost of sales" by $0.3 million.

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NEWS RELEASE
Astec Industries Inc.
Condensed Consolidated Statements of Cash Flows
(In millions; unaudited)

	Three Months Ended March 31,
	2022	2021 (a)
Cash flows from operating activities:
Net income	$4.1	$8.5
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	6.7	7.6
Provision for credit losses	0.6	0.3
Provision for warranties	3.2	2.7
Deferred compensation (benefit) expense	(0.8)	0.7
Share-based compensation	1.8	1.4
Deferred tax (benefit) provision	(4.0)	0.8
Gain on disposition of property and equipment	—	(0.1)
Distributions to deferred compensation programs' participants	(0.1)	(0.3)
Change in operating assets and liabilities, excluding the effects of acquisitions:
Sale (purchase) of trading securities, net	0.6	(1.4)
Receivables and other contract assets	5.3	(26.4)
Inventories	(53.7)	5.3
Prepaid expenses	(1.0)	0.7
Other assets	(1.4)	(1.2)
Accounts payable	17.3	15.8
Accrued loss reserves	(0.2)	0.1
Accrued payroll and related expenses	3.6	2.6
Other accrued liabilities	(2.9)	(0.3)
Accrued product warranty	(2.4)	(2.1)
Customer deposits	9.3	(0.9)
Income taxes payable/prepaid	4.4	0.8
Net cash (used in) provided by operating activities	(9.6)	14.6
Cash flows from investing activities:
Acquisitions, net of cash acquired	—	0.1
Price adjustment on prior sale of subsidiary	—	(1.1)
Expenditures for property and equipment	(11.6)	(3.3)
Proceeds from sale of property and equipment	0.2	1.4
Purchase of investments	(0.3)	(0.2)
Sale of investments	—	0.1
Net cash used in investing activities	$(11.7)	$(3.0)

(a) Certain prior period amounts have been revised to correct an immaterial error related to the overstatement of work-in-process inventory, which thereby understated "Cost of sales" by $0.3 million.
(Continued)

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NEWS RELEASE
Astec Industries Inc.
Condensed Consolidated Statements of Cash Flows (Continued)
(In millions; unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from financing activities:
Payment of dividends	$(2.8)	$(2.5)
Borrowings under bank loans	5.4	2.0
Repayment of bank loans	(3.6)	(2.3)
Sale of Company stock by deferred compensation programs, net	—	0.2
Withholding tax paid upon vesting of share-based compensation awards	(1.3)	(3.0)
Net cash used in financing activities	(2.3)	(5.6)
Effect of exchange rates on cash	0.9	—
(Decrease) increase in cash and cash equivalents and restricted cash	(22.7)	6.0
Cash and cash equivalents and restricted cash, beginning of period	134.4	158.6
Cash and cash equivalents and restricted cash, end of period	$111.7	$164.6
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NEWS RELEASE
Appendix

The following tables present selected line items from the Consolidated Statements of Operations and segment information for the respective periods identified.

1Q 2022 GAAP to Non-GAAP Reconciliation Table
	As Reported (GAAP)	Restructuring, Impairment, and Other Charges, Net	Transformation Program	Transaction Costs	As Adjusted (Non-GAAP)
Consolidated
Net sales	$291.2	$—	$—	$—	$291.2
Gross profit	66.1	—	—	—	66.1
Gross profit %	22.7%				22.7%
Selling, general and administrative expenses	52.7	—	(5.3)	(0.6)	46.8
Operating income	5.4	1.0	5.3	0.6	12.3
Income taxes	0.9	0.2	1.3	0.1	2.5
Net income attributable to controlling interest	4.1	0.8	4.0	0.5	9.4
Diluted EPS	0.18	0.03	0.17	0.03	0.41

Infrastructure Solutions
Net sales	197.5	—	—	—	197.5
Gross profit	41.9	—	—	—	41.9
Gross profit %	21.2%				21.2%

Materials Solutions
Net sales	93.7	—	—	—	93.7
Gross profit	23.9	—	—	—	23.9
Gross profit %	25.5%				25.5%

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NEWS RELEASE

1Q 2021 (a) GAAP to Non-GAAP Reconciliation Table
	As Reported (GAAP)	Restructuring, Impairment, and Other Charges, Net	Transformation Program	As Adjusted (Non-GAAP)
Consolidated
Net sales	$284.4	$—	$—	$284.4
Gross profit	68.2	—	—	68.2
Gross profit %	24.0%			24.0%
Selling, general and administrative expenses	51.7	—	(3.2)	48.5
Operating income	9.5	0.7	3.2	13.4
Income taxes	0.8	0.1	0.8	1.7
Net income attributable to controlling interest	8.5	0.6	2.4	11.5
Diluted EPS	0.37	0.03	0.10	0.50

Infrastructure Solutions
Net sales	201.5	—	—	201.5
Gross profit	48.2	—	—	48.2
Gross profit %	23.9%			23.9%

Materials Solutions
Net sales	82.9	—	—	82.9
Gross profit	20.0	—	—	20.0
Gross profit %	24.1%			24.1%

(a) Certain prior period amounts have been revised to correct an immaterial error related to the overstatement of work-in-process inventory, which thereby understated "Cost of sales" by $0.3 million.
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NEWS RELEASE
Astec Industries Inc.
GAAP vs Non-GAAP Adjusted EPS Reconciliations
(In millions, except per share amounts; unaudited)

	Three Months Ended March 31,
	2022	2021 (a)
Net income attributable to controlling interest	$4.1	$8.5
Adjustments:
Transformation program	5.3	3.2
Facility closures and reduction in force	1.0	0.8
Gain on sale of property, equipment and business, net	—	(0.1)
Transaction costs	0.6	—
Income taxes	(1.6)	(0.9)
Adjusted net income attributable to controlling interest	$9.4	$11.5

Diluted EPS	$0.18	$0.37
Adjustments:
Transformation program	0.23	0.14
Facility closures and reduction in force	0.04	0.03
Transaction costs	0.03	—
Income taxes	(0.07)	(0.04)
Adjusted EPS	$0.41	$0.50

(a) Certain prior period amounts have been revised to correct an immaterial error related to the overstatement of work-in-process inventory, which thereby understated "Cost of sales" by $0.3 million.

Astec Industries Inc.
EBITDA and Adjusted EBITDA Reconciliations
(In millions; unaudited)

	Three Months Ended March 31,
	2022	2021 (a)
Net sales	$291.2	$284.4

Net income attributable to controlling interest	$4.1	$8.5
Interest expense (income), net	0.2	0.1
Depreciation and amortization	6.7	7.6
Income tax provision	0.9	0.8
EBITDA	11.9	17.0
EBITDA margin	4.1%	6.0%

Adjustments:
Transformation program	5.3	3.2
Facility closures and reduction in force	1.0	0.8
Gain on sale of property, equipment and business, net	—	(0.1)
Transaction costs	0.6	—
Adjusted EBITDA	$18.8	$20.9
Adjusted EBITDA margin	6.5%	7.3%

(a) Certain prior period amounts have been revised to correct an immaterial error related to the overstatement of work-in-process inventory, which thereby understated "Cost of sales" by $0.3 million.
1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com